Exhibit 99.1
Monroe Capital Corporation BDC Announces Fourth Quarter and Full Year 2025 Results
CHICAGO, IL, March 5, 2026 – Monroe Capital Corporation (NASDAQ: MRCC) today announced its financial results for the fourth quarter and full year ended December 31, 2025. The Board of Directors (the "Board") also declared its first quarter distribution of $0.09 per share, payable on March 31, 2026 to stockholders of record on March 16, 2026.
Except where the context suggests otherwise, the terms “Company,” “we,” “us,” and “our” refer to Monroe Capital Corporation (together with its subsidiaries).
Fourth Quarter 2025 Financial Highlights
•Net Investment Income ("NII") of $2.2 million, or $0.10 per share
•Adjusted Net Investment Income (a non-GAAP measure described below) of $2.3 million, or $0.11 per share
•Net increase (decrease) in net assets resulting from operations of $(2.6) million, or $(0.12) per share
•Net Asset Value (“NAV”) of $166.5 million, or $7.68 per share
•Paid quarterly dividend of $0.18 per share on December 31, 2025
Full Year 2025 Financial Highlights
•NII of $11.4 million, or $0.53 per share
•Adjusted Net Investment Income (a non-GAAP measure described below) of $11.6 million, or $0.54 per share
•Net increase (decrease) in net assets resulting from operations of $(5.1) million, or $(0.24) per share

Chief Executive Officer Theodore L. Koenig commented, "We look forward to the closing of MRCC’s previously announced proposed merger with Horizon Technology Finance Corporation (“HRZN”), which we now anticipate to occur near the end of the first quarter or early in the second quarter of this year. We continue to strongly believe this merger is in the best interest of MRCC stockholders. We are also adjusting MRCC's dividend to better align distributions with MRCC's net investment income as a stand-alone entity, in part due to the decrease in base rates.

Mr. Koenig continued, "Looking ahead, we believe the NAV-for-NAV structure of the merger will unlock meaningful value for our stockholders and provide them with compelling long-term upside through participation in a larger, more scaled HRZN which stands to benefit from meaningful synergies and operating leverage as it continues to grow its portfolio with the additional equity capital from the merger. Among other things, we also expect that the larger combined company will have access to a wider array of debt funding solutions, including synergistic efficiencies and potential lower borrowing costs over time and higher dividend potential, as compared to the stand-alone MRCC."
Monroe Capital Corporation is a business development company affiliate of the award-winning private credit investment firm and lender, Monroe Capital LLC.

Management Commentary
Adjusted Net Investment Income totaled $2.3 million, or $0.11 per share for the quarter ended December 31, 2025, an increase from $1.9 million, or $0.09 per share for the quarter ended September 30, 2025. NAV decreased to $166.5 million or $7.68 per share as of December 31, 2025, compared to $173.0 million or $7.99 per share as of September 30, 2025. The decrease in NAV this quarter was primarily the result of the utilization of spillover income to support the fourth quarter dividend and net unrealized losses associated with certain portfolio companies. As of December 31, 2025, the Company has an estimated $0.14 per share in undistributed spillover income. Any undistributed spillover income will be distributed in conjunction with the proposed merger with HRZN.
At quarter end, the Company's debt-to-equity leverage decreased from 1.23 times debt-to-equity at September 30, 2025 to 1.15 times debt-to-equity at December 31, 2025. Weighted average leverage decreased to 1.15 times debt-to-equity for the quarter ended December 31, 2025, compared to 1.18 times debt-to-equity for the prior quarter ended September 30, 2025. The decline in weighted average leverage was primarily driven by the use of proceeds from sales, payoffs, and paydowns to reduce the average outstanding balance on the revolving credit facility.
Selected Financial Highlights
(in thousands, except per share data)

	December 31, 2025	September 30, 2025
Consolidated Statements of Assets and Liabilities data:	(audited)	(unaudited)
Investments, at fair value	$334,855	$360,650
Total assets	$372,963	$388,952
Net assets	$166,490	$173,038
Net asset value per share	$7.68	$7.99

	For the Quarters Ended
	December 31, 2025	September 30, 2025
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$2,212	$1,813
Adjusted net investment income(1)	$2,288	$1,883
Net gain (loss)	$(4,858)	$(2,950)
Net increase (decrease) in net assets resulting from operations	$(2,646)	$(1,137)

Per share data:
Net investment income	$0.10	$0.08
Adjusted net investment income(1)	$0.11	$0.09
Net gain (loss)	$(0.23)	$(0.13)
Net increase (decrease) in net assets resulting from operations	$(0.12)	$(0.05)
______________________________________________________________________
(1) See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from NII to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Summary

	December 31, 2025	September 30, 2025
	(audited)	(unaudited)
Investments, at fair value	$334,855	$360,650
Number of portfolio company investments(1)	87	79
Percentage portfolio company investments on non-accrual(2)	4.0%	3.5%
Weighted average contractual yield(3)	9.4%	9.9%
Weighted average effective yield(3)	8.4%	8.8%

Asset class percentage at fair value:
First lien loans	79.3%	74.0%
Junior secured loans	10.5%	8.7%
Equity investments	10.2%	17.3%
______________________________________________________________________
(1) 11 new portfolio company investments were acquired as a distribution-in-kind in connection with the wind-down of MRCC Senior Loan Fund I, LLC.
(2) Represents portfolio debt or preferred equity investments on non-accrual status as a percentage of total investments at fair value.
(3) Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity investments).
Financial Review
Results of Operations: Fourth Quarter 2025
The Company's NII for the quarter ended December 31, 2025 totaled $2.2 million, or $0.10 per share, compared to $1.8 million, or $0.08 per share, for the quarter ended September 30, 2025. Adjusted Net Investment Income was $2.3 million, or $0.11 per share, for the quarter ended December 31, 2025, compared to $1.9 million, or $0.09 per share, for the quarter ended September 30, 2025.
Total investment income was approximately $8.2 million for each of the quarters ended December 31, 2025 and September 30, 2025. During the quarter lower interest income as a result of base rate decreases and the decline in weighted average invested assets was offset by additional fee income.
Total expenses for the quarter ended December 31, 2025 were $5.9 million, compared to $6.4 million for the quarter ended September 30, 2025. Total expenses decreased by $0.5 million primarily due to a decline in interest expense as a result of lower weighted average outstanding debt on the Company's revolving credit facility, as well as reduced base management fees, reflecting a quarter-over-quarter decline in total assets.
Total net loss was $4.9 million for the quarter ended December 31, 2025, compared to $3.0 million for the quarter ended September 30, 2025. For the quarter ended December 31, 2025, the net loss was primarily driven by mark-to-market declines in certain portfolio companies still held in the portfolio.
While there were net mark-to-market losses on the portfolio during the quarter, asset quality has remained stable and with the completion of the liquidation during the quarter of MRCC's joint venture, MRCC Senior Loan Fund I, LLC ("SLF"), the Company's average portfolio mark increased by 1.4%, from 88.3% of amortized cost as of September 30, 2025 to 89.7% of amortized cost as of December 31, 2025.
Net increase (decrease) in net assets resulting from operations was $(2.6) million, or $(0.12) per share, for the quarter ended December 31, 2025, compared to $(1.1) million, or $(0.05) per share, for the quarter ended September 30, 2025.

Results of Operations: Full Year 2025
The Company's NII for the year ended December 31, 2025 totaled $11.4 million, or $0.53 per share, compared to $24.5 million, or $1.13 per share, for the year ended December 31, 2024. Adjusted Net Investment Income was $11.6 million, or $0.54 per share, for the year ended December 31, 2025, compared to $25.0 million, or $1.15 per share, for the year ended December 31, 2024.
Total investment income for the year ended December 31, 2025 totaled $37.9 million, compared to $60.5 million for the year ended December 31, 2024. Total investment income decreased by $22.6 million, driven by declines in interest income, PIK interest income, and dividend income. Interest and PIK interest income declines were primarily as a result of the decline in weighted average invested assets and lower effective rates driven by the decline in base rates. The decline in dividend income was primarily due to distributions from the Company’s investment in MRCC Senior Loan Fund I, LLC ("SLF") being treated as a return of capital during the third and fourth quarters of the year ended December 31, 2025, as a result of the SLF wind-down process ahead of the closing of the proposed merger.
Total expenses for the year ended December 31, 2025 were $26.5 million, compared to $36.0 million for the year ended December 31, 2024. Total expenses decreased by $9.5 million, primarily due to lower interest expense resulting from reduced average debt outstanding and a reduced interest rate environment, along with decreased base management fees reflecting a year-over-year decline in total assets, and reduced incentive fees driven by lower earnings.
Total net loss was $16.5 million for the year ended December 31, 2025, compared to $14.8 million for the year ended December 31, 2024. The net loss for the year ended December 31, 2025 was primarily attributable to mark-to-market losses on certain portfolio companies during the year.
The Company's average portfolio mark decreased by 2.5%, from 92.2% of amortized cost as of December 31, 2024 to 89.7% of amortized cost as of December 31, 2025.
Net increase (decrease) in net assets resulting from operations was $(5.1) million, or $(0.24) per share, for the year ended December 31, 2025, compared to $9.7 million, or $0.45 per share, for the year ended December 31, 2024.
Liquidity and Capital Resources
As of December 31, 2025, the Company had $1.9 million in cash and cash equivalents, $62.0 million of debt outstanding on its revolving credit facility and $130.0 million of debt outstanding on its 2026 Notes. As of December 31, 2025, the Company had approximately $113.0 million available for additional borrowings on its revolving credit facility, subject to borrowing base availability.
On January 14, 2026, the Company amended its revolving credit facility to assist in bridging liquidity until the completion of the proposed merger, including providing for additional capacity to allow the Company to borrow under the facility to fully redeem its 2026 Notes. The amendment created a temporary "Borrowing Base Flex Period" that adjusts certain borrowing base mechanics, concentration limits and related calculations for a certain period which provided enough capacity for the Company to redeem the 2026 Notes in their entirety on January 15, 2026. This amendment, among other things, also increased the applicable interest margins under the facility by 0.75% (to 2.375% for ABR loans and 3.375% for SOFR/Eurocurrency/RFR loans) and enhanced mandatory prepayment provisions under the facility.
MRCC Senior Loan Fund
SLF was a joint venture with Life Insurance Company of the Southwest (“LSW”), an affiliate of National Life Insurance Company. SLF invested primarily in senior secured loans to middle market companies in the United States. SLF’s underlying investments were loans to middle-market borrowers that are generally larger than the rest of MRCC’s portfolio, which is focused on lower middle-market companies.
On December 10, 2025, SLF’s Board of Managers approved the wind-down and dissolution of SLF. As of December 31, 2025, SLF had successfully completed the orderly liquidation of its remaining portfolio investments and distributed in-kind the remaining unsold investments.

As of September 30, 2025, the Company had made net capital contributions to SLF of $42.1 million, with a fair value of $28.2 million. During the quarter ended December 31, 2025, the Company recorded return of capital distributions totaling $28.3 million (including $10.2 million received as distribution-in-kind of investments previously held by SLF).
Non-GAAP Financial Measure – Adjusted Net Investment Income
On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents NII, excluding the net capital gains incentive fee and income taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as NII does not include gains associated with the capital gains incentive fee.
The following tables provide a reconciliation from NII (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented (in thousands, except per share data):

	For the Quarters Ended
	December 31, 2025		September 30, 2025
	Amount	Per Share Amount	Amount	Per Share Amount
	(unaudited)
Net investment income	$2,212	$0.10	$1,813	$0.08
Net capital gains incentive fee	—	—	—	—
Income tax expense, including excise taxes	76	0.01	70	0.01
Adjusted Net Investment Income	$2,288	$0.11	$1,883	$0.09

	For the Years Ended
	December 31, 2025		December 31, 2024
	Amount	Per Share Amount	Amount	Per Share Amount
	(audited)
Net investment income	$11,406	$0.53	$24,532	$1.13
Net capital gains incentive fee	—	—	—	—
Income tax expense (benefit), including excise taxes	223	0.01	452	0.02
Adjusted Net Investment Income	$11,629	$0.54	$24,984	$1.15
Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.
Merger Agreement with HRZN Update
On January 20, 2026, the Company filed a definitive joint proxy statement for MRCC and HRZN with the SEC in connection with the previously announced proposed asset sale to Monroe Capital Income Plus Corporation (“MCIP”) and subsequent merger with HRZN, the completion of each of which is contingent on the other. The Company has scheduled a special meeting of stockholders for March 13, 2026 to seek stockholder approval of the MRCC proposals described therein. Stockholders are urged to read the definitive joint proxy statement because it contains important information about the transactions and related stockholder proposals.

First Quarter 2026 Distribution
The Board declared its first quarter of 2026 distribution of $0.09 per share, payable on March 31, 2026 to stockholders of record on March 16, 2026. In October 2012, the Company adopted a dividend reinvestment plan that provides for reinvestment of distributions on behalf of its stockholders, unless a stockholder elects to receive cash prior to the record date. When the Company declares a cash distribution, stockholders who have not opted out of the dividend reinvestment plan prior to the record date will have their distribution automatically reinvested in additional shares of the Company’s capital stock. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company’s periodic report filed with the SEC.

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	December 31, 2025	September 30, 2025	December 31, 2024
	(audited)	(unaudited)	(audited)
Assets
Investments, at fair value:
Non-controlled/non-affiliate company investments	$256,335	$254,910	$343,835
Non-controlled affiliate company investments	78,520	77,500	80,483
Controlled affiliate company investments	—	28,240	32,730
Total investments, at fair value (amortized cost of: $373,465, $408,331, and $495,797, respectively)	334,855	360,650	457,048
Cash and cash equivalents	1,925	3,526	9,044
Interest and dividend receivable	23,780	23,832	23,511
Distribution receivable from affiliate	11,245	—	—
Other assets	1,158	944	1,068
Total assets	$372,963	$388,952	$490,671
Liabilities
Debt	$192,000	$212,800	$293,900
Less: Unamortized debt issuance costs	(1,240)	(1,602)	(1,925)
Total debt, less unamortized debt issuance costs	190,760	211,198	291,975
Interest payable	2,681	1,444	2,903
Base management fees payable	1,578	1,652	1,965
Payable for unsettled trades	10,171	—	—
Accounts payable and accrued expenses	1,283	1,561	2,066
Directors' fees payable	—	59	—
Total liabilities	206,473	215,914	298,909
Net Assets
Common stock, $0.001 par value, 100,000 shares authorized, 21,666, 21,666, and 21,666 shares issued and outstanding, respectively	$22	$22	$22
Capital in excess of par value	297,607	297,712	297,712
Accumulated undistributed (overdistributed) earnings	(131,139)	(124,696)	(105,972)
Total net assets	$166,490	$173,038	$191,762
Total liabilities and total net assets	$372,963	$388,952	$490,671
Net asset value per share	$7.68	$7.99	$8.85

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters Ended		For the Years Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
	(unaudited)		(audited)
Investment income:
Non-controlled/non-affiliate company investments:
Interest income	$5,171	$5,463	$25,424	$40,787
Payment-in-kind interest income	1,373	1,325	4,813	3,877
Dividend income	64	54	259	472
Other income	211	23	516	1,306
Total investment income from non-controlled/non-affiliate company investments	6,819	6,865	31,012	46,442
Non-controlled affiliate company investments:
Interest income	589	577	2,188	4,963
Payment-in-kind interest income	691	704	2,838	5,284
Dividend income	60	60	237	220
Other income	—	—	—	18
Total investment income from non-controlled affiliate company investments	1,340	1,341	5,263	10,485
Controlled affiliate company investments:
Dividend income	—	—	1,600	3,600
Total investment income from controlled affiliate company investments	—	—	1,600	3,600
Total investment income	8,159	8,206	37,875	60,527
Operating expenses:
Interest and other debt financing expenses	3,344	3,913	15,867	21,917
Base management fees	1,577	1,652	6,821	8,056
Incentive fees	—	—	—	2,449
Professional fees	304	187	1,022	902
Administrative service fees	395	360	1,483	1,011
General and administrative expenses	189	152	800	964
Directors' fees	62	59	253	244
Total operating expenses	5,871	6,323	26,246	35,543
Net investment income before income taxes	2,288	1,883	11,629	24,984
Income tax expense, including excise taxes	76	70	223	452
Net investment income	2,212	1,813	11,406	24,532
Net gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliate company investments	(174)	(2,378)	(2,912)	1,431
Controlled affiliate company investments	(13,755)	—	(13,755)	—
Net realized gain (loss)	(13,929)	(2,378)	(16,667)	1,431
Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	(3,936)	458	(8,655)	(8,211)
Non-controlled affiliate company investments	(853)	337	(1,126)	(7,656)
Controlled affiliate company investments	13,860	(1,367)	9,920	(392)
Net change in unrealized gain (loss)	9,071	(572)	139	(16,259)
Net gain (loss)	(4,858)	(2,950)	(16,528)	(14,828)
Net increase (decrease) in net assets resulting from operations	$(2,646)	$(1,137)	$(5,122)	$9,704
Per common share data:
Net investment income per share - basic and diluted	$0.10	$0.08	$0.53	$1.13
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$(0.12)	$(0.05)	$(0.24)	$0.45
Weighted average common shares outstanding - basic and diluted	21,666	21,666	21,666	21,666

Additional Supplemental Information:
The composition of the Company’s investment income was as follows (in thousands):

	For the Quarters Ended
	December 31, 2025	September 30, 2025
	(unaudited)
Interest income	$5,542	$5,844
Payment-in-kind interest income	2,064	2,029
Dividend income	124	114
Other income	211	23
Prepayment gain (loss)	27	43
Accretion of discounts and amortization of premiums	191	153
Total investment income	$8,159	$8,206

	For the Years Ended
	December 31, 2025	December 31, 2024
	(audited)
Interest income	$26,217	$44,283
Payment-in-kind interest income	7,651	9,161
Dividend income	2,096	4,292
Other income	516	1,324
Prepayment gain (loss)	603	532
Accretion of discounts and amortization of premiums	792	935
Total investment income	$37,875	$60,527
The composition of the Company’s interest expense and other debt financing expenses was as follows (in thousands):

	For the Quarters Ended
	December 31, 2025	September 30, 2025
	(unaudited)
Interest expense - revolving credit facility	$1,323	$1,947
Interest expense - 2026 Notes	1,555	1,555
Amortization of debt issuance costs	466	411
Total interest and other debt financing expenses	$3,344	$3,913

	For the Years Ended
	December 31, 2025	December 31, 2024
	(audited)
Interest expense - revolving credit facility	$8,020	$14,380
Interest expense - 2026 Notes	6,220	6,220
Amortization of debt issuance costs	1,627	1,317
Total interest and other debt financing expenses	$15,867	$21,917

About Monroe Capital Corporation
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit https://monroebdc.com.
About Monroe Capital LLC
Monroe Capital LLC (“Monroe”) is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, alternative credit solutions, structured credit, real estate and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and has 12 locations throughout the United States, Middle East, Asia and Australia.
Monroe has been recognized by both its peers and investors with various awards including GrowthCap Advisory’s 2025 Top Private Credit Firm List; Inc.’s 2025 Founder-Friendly Investors List; DealCatalyst as the 2025 Most Innovative Private Credit CLO Manager of the Year; Private Debt Investor as the 2025 CLO Manager of the Year, Americas and 2023 Lower Mid-Market Lender of the Decade; Global M&A Network as the 2024 Lower Mid-Markets Lender of the Year, Americas; Korean Economic Daily as the 2022 Best Performance in Private Debt – Mid Cap; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.
SOURCE:          Monroe Capital Corporation

Investor Contact:	Mick Solimene
Chief Financial Officer and Chief Investment Officer
Monroe Capital Corporation
(312) 598-8401
msolimene@monroecap.com

Media Contact:	Daniel Abramson
Gregory
(857) 305-8441
daniel.abramson@gregoryagency.com

Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of MRCC or HRZN or the proposed sale of assets by MRCC to MCIP and the proposed merger of MRCC with and into HRZN (referred to below as the “transactions”). All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the surviving companies following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual events and results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Certain factors could cause actual results and conditions to differ materially from those projected, including, without limitation, the uncertainties associated with (i) the timing or likelihood of the proposed transactions closing; (ii) the expected synergies and savings associated with the proposed transactions; (iii) the ability to realize the anticipated benefits of the proposed transactions; (iv) the possibility that one or more of the various closing conditions to the transactions may not be satisfied or waived on a timely basis or otherwise, including risks that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions, may require conditions, limitations or restrictions in connection with such approvals or that the required approvals by the shareholders of MRCC and/or HRZN may not be obtained; (v) the possibility that competing offers or acquisition proposals will be made; (vi) risks related to diverting management's attention from ongoing business operations; (vii) the combined company’s plans, expectations, objectives and intentions, as a result of the transactions; (viii) the future operating results and net investment income or distribution projections of MRCC, HRZN or, following the closing of the transactions, the combined company; (ix) the ability of Horizon Technology Finance Management LLC (“HTFM”) to implement its future plans with respect to the combined company; (x) the expected financings and investments and additional leverage that MRCC, HRZN or, following the closing of the transactions, the combined company may seek to incur in the future; (xi) the adequacy of the cash resources and working capital of MRCC, HRZN or, following the closing of the transactions, the combined company; (xii) the risk that shareholder litigation in connection with the proposed transactions may result in significant costs of defense and liability; (xiii) changes in the economy, financial markets and political environment, including the impacts of inflation and interest rates; (xiv) risks associated with possible disruption in the operations of MRCC and/or HRZN or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, tariffs or public health crises and epidemics; (xv) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xvi) conditions in MRCC’s and HRZN’s operating areas, particularly with respect to business development companies or regulated investment companies; and (xvii) other considerations that may be disclosed from time to time in MRCC’s and HRZN's publicly disseminated documents and filings. There is no assurance that the market price of HRZN’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, to the extent effectuated, or that any repurchase plan will enhance shareholder value over the long term. HRZN and MRCC have based the forward-looking statements included in this communication on information available to it on the date hereof, and neither HRZN, MRCC nor their affiliates assume any obligation to update any such forward-looking statements. Although HRZN and MRCC undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that HRZN and MRCC may make directly to you or through reports that they have filed with the Securities and Exchange Commission (the “SEC”), or in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

This communication relates to the proposed asset sale between MRCC and MCIP and the proposed merger of HRZN and MRCC, as well as certain related matters (the “Proposals”). In connection with the Proposals, HRZN has filed with the SEC a registration statement on Form N-14 (File No. 333-290114) (the “Registration Statement”) that contains a combined joint proxy statement for HRZN and MRCC and a prospectus of HRZN (the “Joint Proxy Statement”), and HRZN and MRCC have mailed the Joint Proxy Statement to their respective shareholders. The Joint Proxy Statement and the Registration Statement each contain important information about HRZN, MRCC, and the Proposals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF HRZN AND MRCC ARE URGED TO READ THE JOINT PROXY STATEMENT, THE REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT HRZN, MRCC, AND THE PROPOSALS.

Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by HRZN, from HRZN’s website at https://ir.horizontechfinance.com/ and, for documents filed by MRCC, from MRCC’s website at https://ir.monroebdc.com/. No information contained on either of HRZN’s or MRCC’s website is incorporated by reference in this communication and you should not consider that information to be part of this communication.

Participants in the Solicitation

HRZN, its directors, certain of its executive officers and certain employees and officers of HTFM or Monroe Capital LLC (“Monroe Capital”) and their affiliates may be deemed to be participants in the solicitation of proxies from the shareholders of MRCC and HRZN in respect of the Proposals. Information about the directors and executive officers of HRZN is set forth in its definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2025 (as modified by the amendment to the definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Stockholders filed with the SEC on May 15, 2025, the “HRZN Proxy Statement”), and in the Joint Proxy Statement, each as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the Joint Proxy Statement or HRZN Proxy Statement, as applicable. MRCC, its directors, certain of its executive officers and certain employees and officers of Monroe Capital BDC Advisors, LLC or Monroe Capital and their affiliates may be deemed to be participants in the solicitation of proxies from the shareholders of MRCC and HRZN in respect of the Proposals. Information about the directors and executive officers of MRCC is set forth in its proxy statement for its 2025 Annual Meeting of Stockholders (the “MRCC Proxy Statement”), which was filed with the SEC on April 21, 2025, and in the Joint Proxy Statement, each as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the Joint Proxy Statement or MRCC Proxy Statement, as applicable. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the HRZN and MRCC shareholders in respect of the proposed transactions and related shareholder approvals is contained in the Registration Statement, including the Joint Proxy Statement included therein, and will be contained in other relevant materials when such documents become available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This document is not, and under no circumstances is it to be construed as, a prospectus or an advertisement, and the communication of this document is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in HRZN or MRCC or in any fund or other investment vehicle managed by Monroe Capital or any of its affiliates.